CERTIFICATIONS

I, John A. Blaisdell, President of Salient MF Trust (the “registrant”), hereby certify that:

1.	This Form N-CSR of the registrant (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/ John A. Blaisdell
John A. Blaisdell
Principal Executive Officer

Date:	August 29, 2016

I, Christopher R. Arnold, Principal Financial Officer of Salient MF Trust (the “registrant”), hereby certify that:

1.	This Form N-CSR of the registrant (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/ Christopher R. Arnold
Christopher R. Arnold
Principal Financial Officer

Date:	August 29, 2016